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                                                                   EXHIBIT 10.30

                                                                    Translation
                                                                    Signed Copy
                                                                    May 10, 2006

                          EQUITY TRANSFER AGREEMENT OF

                  SHANDONG ECONOMIC OBSERVING NEWSPAPER CO. LTD

                                       AND

                        BEIJING TAIDE ADVERTISING CO. LTD

                                 WITH RESPECT TO

                  BEIJING JINGGUAN XINCHENG ADVERTISING CO. LTD

                                      2006

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                                TABLE OF CONTENT

Article 1    Equity Transfer
Article 2    Equity Transfer Price
Article 3    Articles of Association Amendments
Article 4    Transferor's Warranties
Article 5    Transferee's Warranties
Article 6    Sharing of Profits and Losses after Equity Transfer
Article 7    Tax
Article 8    Transfer of the Agreement
Article 9    Confidentiality
Article 10   Liabilities for Breaching the Agreement
Article 11   Notifications
Article 12   Changes and Amendments
Article 13   Applicable Laws and Dispute Resolution
Article 14   Interpretation of the Agreement
Article 15   Effects and Languages

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                            EQUITY TRANSFER AGREEMENT

This agreement was signed by the following parties in Beijing on May 10, 2006.

1. The transferor: Shandong Economic Observing Newspaper Co. Ltd (hereafter as
                   "Newspaper Co.")
                   Address: 22 Leyuan Ave., Jinan City, Shandong Province, China Legal Representative: Ma Liqiang

2. The transferee: Beijing Taide Advertising Co. Ltd (hereafter as the
                   "Purchaser")
                   Address: Room 103, Unit 2, Red Building 16
                            Block 5, Beijing Sports and Kinesiology University East Yuanmingyuan Road, Haidian District, Beijing
                   Legal Representative: Wang Yonghong

Whereas:

1. Beijing Jingguan Xincheng Advertising Co. Ltd (hereafter as "Jingguan Xincheng") is a corporation with limited liabilities (a single legal-person ownership), incorporated according to the laws of PRC, with its location at 18-C66 Construction Road, Liangxiang Kaixuan Ave., Fangshan District, Beijing, with a registered capital of RMB 5,000,000, and with a business scope in advertisement agency and distribution.

2. The Newspaper Co. is a corporation with limited liabilities and incorporated according to the PRC laws, and is the only equity owner of Jingguan Xincheng. On the signing date of this agreement, the Newspaper Co. holds 100% of the equity of Jingguan Xincheng;

     After consultation in the spirit of equality, the parties agree to implement this equity transfer of Jingguan Xincheng pursuant to the transfer articles and conditions stipulated in this agreement. Therefore, the parties have agreed on the following:

                            ARTICLE 1 EQUITY TRANSFER

1.1 The parties agree: The Newspaper Co. agrees to transfer 50% of the equity of Jingguan Xincheng that the Newspaper Co. holds to the Purchaser pursuant to the terms in this agreement, and the Purchaser agrees to accept the aforementioned 50% of the equity of Jingguan Xincheng held by the Newspaper Co. pursuant to the terms in this agreement (hereafter as "this equity transfer"). After the completion of this equity transfer, the Newspaper Co. and the Purchaser both hold 50% of the equity of Jingguan Xincheng.

1.2 Within 10 business days upon the execution of this agreement, the parties shall jointly conduct the transfer procedures of the concerned equity transfer pursuant


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     to the relevant laws and regulations, and to the requirements of government administrations or authorized departments, including but not limited to conducting changes in the equity in the registration with the Industry and Commerce Administration Bureau Administration Bureau. All parties shall unconditionally submit all the required written materials to perform this agreement.

                         ARTICLE 2 EQUITY TRANSFER PRICE

2.1 After consultation, the parties agree on the specified price for the concerned equity transfer, totalling RMB 2,500,000 (hereafter as "equity transfer price").

2.2 After the Newspaper Co. completes this equity transfer and changes of registration of the new Articles of Association with the Industry and Commerce Administration Bureau pursuant to the terms stipulated in this agreement, the Purchaser shall make a one-time full payment at the aforementioned equity transfer price within the time limit agreed upon by the two parties to the bank account designated by the Newspaper Co.

                  ARTICLE 3 ARTICLES OF ASSOCIATION AMENDMENTS

3.1 At the same time as signing this agreement, the parties shall sign the Articles of Association of Jingguan Xincheng (hereafter as "new Articles of Association"). The parties agree that while the new Articles of Association is registered with the Industry and Commerce Administration Bureau, a Board of Directors of Jingguan Xincheng shall be set up according to the new Articles of Association to allow adjustment in the management staff.

3.2 The parties agree that after this equity transfer, the Board of Directors of Jingguan Xincheng shall consist of 5 members, with 3 of them appointed by the Purchaser and the Purchaser as soon as possible notify the Newspaper Co. of the list of its appointed directors.

                        ARTICLE 4 TRANSFEROR'S WARRANTIES

4.1  On the signing date of this agreement, the Newspaper Co. warrants that:

     (1) The Newspaper Co. is a lawfully subsisting business entity that is lawfully incorporated according to the laws of the People's Republic of China.

     (2)  The Newspaper Co. signs and performs this agreement:

          (i)  within the power and business scope of the Newspaper Co.;

          (ii) and has adopted or will adopt necessary corporate conduct to give appropriate authorization;

          (iii) not violating the laws that are binding on or having impact on the Newspaper Co. or violating the restrictions of contracts;


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     (3)  When signing this agreement, the Newspaper Co. has effectively obtained ownership, usage, benefit and disposition rights to the equity intended to be transferred to the Purchaser pursuant to this agreement, and the equity intended for the transfer has not been seized by the government, frozen, or placed with any guarantee rights.

4.2 The Newspaper Co. is committed to all economic and legal liabilities that arise from violating the warranties in the above articles and committed to payments for causing any possible losses to the Purchaser, except for where it is due to the Purchaser's reasons that cause the Newspaper Co. to violate the warranties in the above articles.

                        ARTICLE 5 TRANSFEREE'S WARRANTIES

5.1  On the signing date of this agreement, the Purchaser warrants that:

     (1) The Purchaser is a lawfully subsisting business entity that is lawfully incorporated according to the laws of the People's Republic of China;

     (2)  The Purchaser signs and performs this agreement:

          (i)  within the Purchaser's rights and business scope;

          (ii) and has adopted necessary corporate conduct to give appropriate authorization;

          (iii) not violating the laws that are binding on or having impact on the Purchaser or violating the restrictions of contracts.

5.2 The Purchaser is committed to all economic and legal liabilities that arise from violating the warranties in the above article(s) and committed to payments for causing any possible losses to the Newspaper Co., except for where it is due to the Newspaper's reasons that cause the Purchaser to violate the warranties in the above article(s).

          ARTICLE 6 SHARING OF PROFITS AND LOSSES AFTER EQUITY TRANSFER

6.1 From the date of the equity changes, the profits and losses of Jingguan Xincheng shall be allocated according to the proportions of equity held by Jingguan Xincheng and the Purchaser after this equity transfer.

                                  ARTICLE 7 TAX

7.1 Except where there are other agreements between the two parties, the tax expense involved in this equity transfer under this agreement is to be lawfully borne respectively by the parties and Jingguan Xincheng pursuant to the laws of the People's Republic of China and to the current relevant regulations specified by relevant government departments.


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                       ARTICLE 8 TRANSFER OF THE AGREEMENT

8.1 Unless approved in writing by the other party, neither party shall transfer this agreement or any part of this agreement or any rights, benefits and duties under this agreement to any third party; however, if the Purchaser transfers its equity of Jingguan Xincheng to a third party, the Purchaser has the right to transfer its rights, benefits and/or duties under this agreement to the third party, who is the transferee of the equity.

                            ARTICLE 9 CONFIDENTIALITY

9.1 Upon execution of this agreement, unless with advance written approval from the other party, each party should be committed to the following duties of confidentiality, whether or not this equity transfer is completed or whether or not this agreement has been terminated, discontinued, dismissed, believed to be invalid or is completed:

     (1) None of the parties shall disclose to any third party this agreement and the transactions under this agreement and any documents related to this equity transfer (hereafter as "confidential documents");

     (2) The parties can only use the confidential documents and their content for the purpose of transactions under this agreement and not for any other purpose.

9.2 If the parties in this agreement disclose confidential documents for the following reasons, they are not restricted by article 9.1:

     (1) Disclose to the parties in this agreement, to the directors, supervisors, and senior management of Jingguan Xincheng, and to the financial consultants, accountants and lawyers hired by the parties;

     (2) Disclose because of observing the obligatory rules of laws and regulations;

     (3) Disclose because of the obligatory requirements of government administrations.

               ARTICLE 10 LIABILITIES FOR BREACHING THE AGREEMENT

10.1 If a party in this agreement breaches the agreement and causes the agreement not to be performed or not to be fully performed, the liabilities arising from breaching shall be borne by the breaching party. If both parties breach the agreement, then each party should bear the liabilities arising from its own breaching.

10.2 From the date of signing this agreement, if the implementation of the agreement requires both parties to cooperate in preparing for application materials, official


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     stamps and other issues, both parties shall reasonably and actively cooperate and shall never delay; otherwise, the party which caused losses to the other party shall be liable for indemnity.

10.3 For liabilities due to Force Majeure and not due to either of the parties, thus leading to inability to complete this equity transfer, both parties shall be mutually exempt from legal liabilities.

10.4 In case there are errors of either party that lead to inability to perform the application for approval of this equity transfer and to perform the procedure for changes in the registration with the Industry and Commerce Administration Bureau pursuant to the terms in this agreement, the party committing errors shall compensate the party conforming to the agreement for the actual losses in full amounts.

10.5 This article shall still survive even if this agreement is terminated, discontinued, dismissed or believed to be invalid.

                            ARTICLE 11 NOTIFICATIONS

11.1 Any notification under this agreement or notifications related to this agreement sent by any party in this agreement shall be in writing. In the case of delivery by a designated person, or sending a registered mail to an address the addressee provided in writing 10 days in advance, it is considered to have been delivered:

11.2 Any notification delivered by a designated person is deemed to have been delivered upon the signing by the addressee. If a registered mail is used, it is deemed to have been delivered 7 days after it was sent to the address of the addressee.

                        ARTICLE 12 CHANGES AND AMENDMENTS

12.1 The changes and amendments to this agreement should be made in writing after both parties consult with each other and reach consensus.

12.2 The changes and amendments to this agreement constitute an inseparable part of this agreement.

                ARTICLE 13 APPLICABLE LAWS AND DISPUTE RESOLUTION

13.1 This agreement is governed under the jurisdiction of the laws of the People's Republic of China.

13.2 All disputes arising from the implementation of this agreement shall be resolved by way of friendly consultation between the two parties. If a consultation fails, the


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     dispute shall be submitted to Shanghai Sub-Committee of China International
     Economic and Trade Arbitration Committee for it to mediate according to the applicable and effective arbitration rules at the time of the submission for arbitration, and the award from arbitration shall be final and binding on both parties.

13.3 The arbitration award is final and is binding on each party. The arbitration fee is borne by the losing party.

13.4 Except for issues of disputes submitted for arbitration, the parties shall continue to perform the other articles of this agreement.

                   ARTICLE 14 INTERPRETATION OF THE AGREEMENT

14.1 When controversy happens among the parties in the understanding of the articles in this agreement, it is up to the two parties to jointly interpret according to the principles of honesty, credibility, fairness, and rationality as well as according to transaction conventions. If no unified interpretation can be reached, it shall be dealt with according to
     Article 13 herein.

                        ARTICLE 15 EFFECTS AND LANGUAGES

15.1 This agreement is established and comes into effect on the date when it is signed or officially stamped by the authorized representatives from both parties.

15.2 This agreement is written in Chinese, and has no duplicates in other languages.

15.3 This agreement comes in 4 original copies, one for each party and the rest for use in submitting to government administrations for review and approval and for conducting changes in the registration with the Industry and Commerce Administration Bureau.


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                           THE SIGNATURE PAGE FOR THE
                           "EQUITY TRANSFER AGREEMENT
                                 WITH RESPECT TO
                 BEIJING JINGGUAN XINCHENG ADVERTISING CO. LTD"

Transferor

The Newspaper Co.: Shandong Economic Observing Newspaper Co., Ltd. [Company chop of Shandong Economic Observing Newspaper Co., Ltd.]


Authorized Representative: /s/
                           ----------------------------------


Transferee

The Purchaser: Beijing Taide Advertising Co., Ltd. [Company chop of Beijing Taide Advertising Co., Ltd.]


Authorized Representative: /s/
                           ----------------------------------


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